Exhibit 99.1

MIVA, Inc.	Press Release

MIVA Contact

Peter Corrao, President & CEO

Peter.Corrao@miva.com

(212) 736-9151

MIVA, Inc. Announces Fourth Quarter and Full Year 2008 Results

MIVA, Inc. Executes on Transition Strategy and EU Restructuring

NEW YORK, NY. — March 31, 2009 — MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the fourth quarter and full year ended December 31, 2008.

Summary of Fourth Quarter 2008 Results from Operations:

•                  Revenue of $25.4 million in Q4 2008, compared to revenue of $28.2 million in Q3 2008;

•                  Gross margins of 49.1% in Q4 2008, compared to 50.7% in Q3 2008;

•                  EBITDA loss of $19.3 million in Q4 2008, compared to an EBITDA loss of $7.9 million in Q3 2008. Q4 2008 EBITDA loss included $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $0.5 million non-cash compensation expense, $0.5 million in restructuring charges and a $(0.9) million benefit from the reversal of accruals for two litigation settlements. Q3 2008 EBITDA loss included a $1.2 million non-cash compensation expense, $2.7 million in restructuring charges, and a $2.4 million accrual for a litigation judgment;

•                  Adjusted EBITDA loss of $0.5 million in Q4 2008, compared to adjusted EBITDA loss of $1.6 million in Q3 2008; and

•                  GAAP net loss from continuing operations of $23.3 million or $(0.71) per basic share in Q4 2008, compared to a GAAP net loss from continuing operations of $10.5 million or $(0.32) per basic share in Q3 2008.

“2008 was another important period in our turnaround strategy. We undertook a major restructuring and stabilization program designed to position our MIVA Media business for sale, and we continued to innovate within our MIVA Direct business with a number of exciting product launches and enhancements,” commented Peter Corrao, the Company’s President and CEO.

“We believe that the steps we took in 2008 enabled us to execute on our long-stated strategy of transitioning out of the third party ad network business and into our high-margin consumer-oriented MIVA Direct business. Importantly, we believe that through the continued innovations we have made in our MIVA Direct business that we now have the fundamentals and growth drivers in place to deliver positive EBITDA in 2009.”

Fourth Quarter 2008 Results From Operations

Revenue was $25.4 million in Q4 2008, compared to revenue of $28.2 million in Q3 2008. MIVA Direct contributed 33.9% of total revenue in Q4 2008, compared to 36.8% in Q3 2008. The decrease was largely attributable to the effects of decreased advertising spend for MIVA Direct in the second half of 2008.

Gross margins were 49.1% in Q4 2008, compared to 50.7% in Q3 2008. Gross margins increased in Q4 2008 primarily due to a slightly higher revenue share (TAC) in our Media U.S. business.

Total operating expenses were approximately $32.3 million in Q4 2008, and included $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $0.5 million in restructuring charges and $0.5 million of non-cash compensation expense.

In comparison, total operating expenses in Q3 2008 were approximately $23.3 million and included restructuring charges of $2.7 million, a litigation judgment accrual of $2.4 million relating to an earn-out to the sellers of Comet Systems, Inc., a company we acquired in 2004 and which became our MIVA Direct business, and non-cash compensation expense of $1.2 million.  Adjusting for these one-time expenses our operating expenses were approximately $12.5 million in Q4 2008 compared to the adjusted Q3 2008 operating expenses of $17.0 million.

EBITDA was a loss of $19.3 million in Q4 2008, compared to an EBITDA loss of $7.9 million in Q3 2008. Q4 2008 EBITDA included $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $0.5 million in restructuring charges, $0.5 million of non-cash compensation expense and a $(0.9) million reversal of accruals for two litigation settlements. Q3 2008 EBITDA included $2.7 million in restructuring charges, $2.4 million accrual for a litigation judgment, and $1.2 million in non-cash compensation expense.

Adjusted EBITDA loss was $0.5 million in Q4 2008, compared to Adjusted EBITDA loss of $1.6 million in Q3 2008. Q4 2008 Adjusted EBITDA loss excluded $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $0.5 million in restructuring charges, $0.5 million of non-cash compensation expense and a $(0.9) million reversal of accruals for two litigation settlements. Q3 2008 Adjusted EBITDA excluded $2.7 million in restructuring expense, $2.4 million for a one-time litigation judgment, and $1.2 million in non-cash compensation expense.

GAAP net loss from continuing operations was $23.3 million or $(0.71) per basic share in Q4 2008. This compares to GAAP net loss from continuing operations of $10.5 million, or $(0.32) per basic share in Q3 2008.

Adjusted net loss was $4.3 million or $0.13 per basic share in Q4 2008, compared to adjusted net loss of $3.5 million or $0.11 per diluted share in Q3 2008. Q4 2008 Adjusted net loss excluded $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $0.1 million in amortization, $0.5 million in restructuring charges, $0.5 million of non-cash compensation expense and a $(0.9) million reversal of accruals for Comet Systems and Tiscali litigation settlements. Q3 2008 Adjusted net loss excluded the $0.7 million in amortization, $1.2 million non-cash compensation expense, $2.7 million in restructuring charges, and $2.4 million for a one-time litigation judgment.

Cash and cash equivalents were $6.7 million at December 31, 2008 compared to $11.2 million at September 30, 2008. The Q4 2008 balance included a $4.0 million draw down from the Company’s line of credit with Bridge Bank, N.A. The decrease of $4.5 million from Q3 2008 to Q4 2008 was partly attributable to a number of one time costs including payment of $1.9 million for the Comet Systems litigation settlement, $0.6 million for the Tiscali litigation settlement and approximately $2.0 million in EU restructuring costs.

As of December 31, 2008, the Company had an active base of 129 full time employees, down from 139 full time employees as of September 30, 2008, and down from the 230 full-time employees as of December 31, 2007. The decrease from December 2007 is due primarily to the Company’s E.U. restructuring program.

Fourth Quarter Metrics by Business

	Revenue (Mil.)		Paid clicks (Mil.)		Gross Margin		TAC (Net)
Business	Q4’08	Q3’08	Q4’08	Q3’08	Q4’08	Q3’08	Q4’08	Q3’08
Direct(1)	$8.5	$10.4	—	—	94%	94%	—	—
Media U.S.	$12.4	$11.8	448	382	28%	30%	64%	63%
Media E.U.	$4.3	$6.0	34	45	20%	20%	72%	74%
Consolidated	$25.2	$28.2	482	427	49%	51%	66%	67%

(1)         MIVA Direct’s gross margin excludes advertising spend of $5.2 million in Q4 2008 and $6.5 million in Q3 2008, which is included in consolidated operating expenses within the marketing, sales, and service category. The total paid clicks metric does not reflect clicks generated through MIVA Direct, including our toolbars.

Full Year 2008 Results from Operations:

Revenue was $116.4 million in FY 2008, compared to revenue of $149.1 million in FY 2007. The decrease in revenue was due primarily to a decrease in MIVA Media E.U. revenues and a decrease in MIVA Direct’s revenue due to a reduction in advertising spend in the second half of 2008.

Gross margins were 49.1% in FY 2008, compared to 52.7% in FY 2007.

Operating expenses were $99.1 million in FY 2008, compared to $115.9 million in FY 2007.  In 2008 total operating expenses included $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $4.2 million in restructuring charges and $1.7 million in litigation settlements.  In 2007 total operating expenses included $20.1 million in non-cash goodwill and tangible and intangible asset impairment charges related to our MIVA Media business, and $1.3 million related to a portion of a litigation settlement.

Excluding the $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $4.2 million in restructuring charges and $1.7 million in litigation settlements in FY 2008 and the $20.1 million non-cash impairment charge and $1.3 million related to a portion of a litigation settlement in FY 2007, operating expenses were $74.5 million in FY 2008 and $91.7 million in FY 2007. The $17.2 million decrease is due primarily to the effects of the restructuring initiatives conducted during the year to align the revenue and cost structures of the Company.

EBITDA was a loss of $36.1 million in FY 2008, compared to a loss of $27.9 million in FY 2007. Adjusted EBITDA was a loss of $8.4 million in FY 2008, compared to positive Adjusted EBITDA of $0.1 million in FY 2007. FY 2008 adjustments were $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $4.2 million in restructuring charges, $1.7 million in litigation settlements and $3.1 million non-cash compensation expense.  FY 2007 adjustments were a $20.1 million non-cash impairment charge, $3.8 million non-cash compensation expense, $2.8 million in restructuring expenses, and $1.3 million related to a portion of a litigation settlement.

GAAP net loss from continuing operations was $45.0 million, or $(1.38) per diluted share in FY 2008, compared to GAAP net loss of $37.1million, or $(1.16) per diluted share in FY 2007.

Adjusted net loss was $15.2 million or $(0.46) per diluted share in FY 2008, compared to an Adjusted net loss of $4.3 million or $(0.13) per diluted share in FY 2007.  FY 2008 adjustments were $18.7 million non-cash tangible and intangible asset impairment charges related to MIVA Media and MIVA Direct, $2.2 million in amortization, $3.1 million non-cash compensation and $1.7 million in litigation settlements.  FY 2007 adjustments were $20.1 million in non-cash impairment charges, $4.8 million in amortization, $3.8 million in non-cash compensation expense, and $1.3 million related to a portion of the Lane’s Gifts litigation settlement.

Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on March 31, 2009, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.mivainc.com/events.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.mivainc.com/events.cfm. Interested parties may email questions in advance to Peter Corrao of MIVA, Inc. at peter.corrao@miva.com

MIVA believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures. In Q4 2006 and Q1 2007, MIVA calculated Adjusted EBITDA and Adjusted net income/loss without adding non-cash compensation expense to the calculation. Beginning in Q2 2007, MIVA calculates Adjusted EBITDA and Adjusted net income/loss by adding non-cash compensation to the calculation. MIVA defines Adjusted net income/loss per share as the Adjusted net income/loss, as previously described, divided by the average basic, or fully-diluted number of outstanding shares of MIVA common stock over the reported period.

About MIVA, Inc.

MIVA, Inc. (NASDAQ:MIVA) is an Internet company that owns and operates the ALOT product portfolio. ALOT’s products are designed to ‘Make the Internet Easy’ by enhancing the way consumers engage with content online. The company’s millions of active users utilize ALOT to discover ‘best-of-the-web’ third party content, display that content through customizable toolbar, homepage and desktop products and deliver high value search traffic to the Company for in-house and third-party monetization.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate”, “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2008.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these financial measures to GAAP measures in its press releases regarding actual financial results.

A reconciliation of these financial measures to net income/loss and net income/loss per share for the three months and year ended December 31, 2008 included in this press release is set forth below.

®Registered trademark of MIVA, Inc.

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MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended Dec 31,	Ended Dec 31,	Ended Dec 31,	Ended Dec 31,
	2008	2007	2008	2007

Revenues	$25,362	$34,147	$116,363	$149,159
Cost of services	12,909	16,260	57,428	70,584

Gross profit	12,453	17,887	58,935	78,575

Operating expenses
Marketing, sales, and services	6,734	11,324	37,090	47,105
General and administrative	5,968	9,463	30,331	33,797
Product development	1,169	1,225	4,921	5,914
Amortization	96	1,170	2,211	4,826
Impairment loss	18,725	4,683	18,725	20,134
Litigation settlement	(947)	1,312	1,683	1,312
Restructuring charges	510	(206)	4,165	2,820

Total operating expenses	32,255	28,971	99,126	115,908

Loss from operations	(19,802)	(11,084)	(40,191)	(37,333)
Interest income, net	(21)	196	222	575
Exchange rate gain (loss)	(3,854)	(357)	(5,433)	162

Loss before provision for income taxes	(23,677)	(11,245)	(45,402)	(36,596)

Income tax expense (benefit)	(410)	323	(343)	557

Net loss from continuing operations	$(23,267)	$(11,568)	$(45,059)	$(37,153)

Income (loss) from discontinued operations	(68)	$—	$(394)	$403

Net Loss	$(23,335)	$(11,568)	$(45,453)	$(36,750)

Basic Earnings (loss) per share
Continuing operations	$(0.71)	$(0.36)	$(1.38)	$(1.16)
Discontinued operations	$(0.00)	$—	$(0.01)	$0.01

Diluted Earnings (loss) per share
Continuing operations	$(0.71)	$(0.36)	$(1.38)	$(1.16)
Discontinued operations	$(0.00)	$—	$(0.01)	$0.01

Weighted-average number of common shares outstanding
Basic	32,621	31,935	32,621	31,935
Diluted	32,621	31,935	32,621	31,935

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$25,362	$28,167	$30,163	$32,671
Cost of services	12,909	13,879	14,969	15,671

Gross profit	$12,453	$14,288	$15,194	$17,000

Operating expenses
Marketing, sales, and service	6,734	8,812	10,195	11,349
General and administrative	5,968	7,463	8,197	8,703
Product development	1,169	1,228	1,370	1,154
Amortization	96	680	702	733
Impairment loss	18,725	—	—	—
Litigation settlement	(947)	2,380	250	—
Restructuring charges	510	2,736	789	130

Total operating expenses	$32,255	$23,299	$21,503	$22,069

Loss from operations	(19,802)	(9,011)	(6,309)	(5,069)
Interest income, net	(21)	40	71	132
Exchange rate gain (loss)	(3,854)	(1,529)	1	(51)

Loss before provision for income taxes	$(23,677)	$(10,500)	$(6,237)	$(4,988)

Income tax expense (benefit)	(410)	(18)	26	59

Net loss from continuing operations	$(23,267)	$(10,482)	$(6,263)	$(5,047)

Income (loss) from discontinued operations	(68)	(44)	(202)	(80)

Net Loss	(23,335)	(10,526)	(6,465)	(5,127)

Basic Earnings (loss) per share
Continuing operations	$(0.71)	$(0.32)	$(0.19)	$(0.16)
Discontinued operations	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Diluted Earnings (loss) per share
Continuing operations	$(0.71)	$(0.32)	$(0.19)	$(0.16)
Discontinued operations	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted-average number of common shares outstanding
Basic	32,621	32,641	32,600	32,546
Diluted	32,621	32,641	32,600	32,546

MIVA, Inc.

Reconciliations to Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Additional information:
Adjusted EBITDA	$(474)	$(2,988)	$(8,428)	$145

Adjusted net loss	$(4,334)	$(4,372)	$(15,154)	$(4,254)

Adjusted net loss per share	$(0.13)	$(0.14)	$(0.46)	$(0.13)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Additional information:
Adjusted EBITDA	$(474)	$(1,614)	$(3,482)	$(2,858)

Adjusted net income (loss)	$(4,334)	$(3,499)	$(3,862)	$(3,459)

Adjusted net income (loss) per share	$(0.13)	$(0.11)	$(0.12)	$(0.11)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss from continuing operations	$(23,267)	$(11,568)	$(45,059)	$(37,153)
Interest income, net and exchange rate gain/(loss)	3,875	161	5,211	(737)
Taxes	(410)	323	(343)	557
Depreciation	395	900	1,858	4,578
Amortization	96	1,170	2,211	4,826

EBITDA	(19,311)	(9,014)	(36,122)	(27,929)

Impairment loss	18,725	4,683	18,725	20,134
Non-cash compensation charge	549	237	3,121	3,808
Litigation settlement	(947)	1,312	1,683	1,312
Restructuring charges	510	(206)	4,165	2,820
Gain on lease termination	—	—	—	—
Non-cash European business tax reimbursements	—	—	—	—

Adjusted EBITDA	$(474)	$(2,988)	$(8,428)	$145

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net loss from continuing operations	$(23,267)	$(10,482)	$(6,263)	$(5,047)
Interest income, net and exchange rate gain	3,875	1,489	(72)	(81)
Taxes	(410)	(18)	26	59
Depreciation	395	414	426	623
Amortization	96	680	702	733

EBITDA	(19,311)	(7,917)	(5,181)	(3,713)

Impairment loss	18,725	—	—	—
Non-cash compensation charge	549	1,187	660	725
Litigation settlement	(947)	2,380	250	—
Restructuring charges	510	2,736	789	130

Adjusted EBITDA	$(474)	$(1,614)	$(3,482)	$(2,858)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted Net Loss
Net loss from continuing operations	$(23,267)	$(11,568)	$(45,059)	$(37,153)
Impairment loss on goodwill and other intangible assets	18,725	4,683	18,725	20,134
Amortization	96	1,170	2,211	4,826
Non cash compensation charges	549	237	3,121	3,807
Litigation settlement	(947)	1,312	1,683	1,312
Gain on lease termination	—	—	—
Non-cash European business tax reimbursements	—	—	—
Tax expense related to utilization of NOL’s of acquired entities	—	—	—
Tax effect of above adjustments	—	—	—
Restructuring charges	510	(206)	4,165	2,820

Adjusted net loss from continuing operations	$(4,334)	$(4,372)	$(15,154)	$(4,254)

Adjusted net loss per share	$(0.13)	(0.14)	$(0.46)	(0.13)
Shares used in per share calculation - basic	32,621	31,935	32,621	31,935

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net loss from continuing operations	$(23,267)	$(10,482)	$(6,263)	$(5,047)
Impairment loss on goodwill and other intangible assets	18,725	—	—	—
Amortization	96	680	702	733
Litigation Settlement	(947)	2,380	250	—
Non cash compensation charges	549	1,187	660	725
Restructuring charges	510	2,736	789	130

Adjusted net income (loss) from continuing operations	$(4,334)	$(3,499)	$(3,862)	$(3,459)

Adjusted net income (loss) per share from continuing operations	$(0.13)	$(0.11)	$(0.12)	$(0.11)
Shares used in per share calculation - basic	32,621	32,641	32,600	32,546

MIVA, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	December 31,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,699	$29,905
Accounts receivable, less allowance for doubtful accounts of $723 and $1,299, respectively	11,204	14,421
Deferred tax assets	167	751
Income tax receivable	247	—
Prepaid expenses and other current assets	1,584	2,027

Total current assets	19,901	47,104

Property and equipment, net	4,975	2,745
Restricted Cash	2,000	—
INTANGIBLE ASSETS
Goodwill	—	14,743
Vendor Agreements, net	—	1,318
Other intangible assets, net	—	4,038
OTHER ASSETS	703	1,109

Total assets	$27,579	$71,057

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$6,609	$11,957
Accrued expenses	9,620	14,844
Deferred revenue	1,914	3,427
Current portion of long-term debt	783	—

Total current liabilities	$18,926	$30,228

Deferred tax liabilities long-term	167	751
Long-term debt	4,595	—
Other long-term liabilities	1,305	1,237

Total liabilities	$24,993	$32,216

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 34,480 and 33,934, respectively; outstanding 32,731 and 32,204, respectively	34	34
Additional paid-in capital	268,841	265,721
Treasury stock; 1,749 and 1,730 shares at cost, respectively	(6,719)	(6,694)
Accumulated other comprehensive income	12,393	6,294
Deficit	(271,963)	(226,514)

Total stockholders’ equity	2,586	38,841

Total liabilities and stockholders’ equity	$27,579	$71,057